As filed with the Securities and Exchange Commission on March 3, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ELEVATION ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-1771427
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

888 Seventh Ave., 12th Floor

New York, New York 10106

(716) 371-1125

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2021 Equity Incentive Plan

2021 Employee Stock Purchase Plan

(Full title of the plan)

Shawn Leland, Pharm.D., R.Ph.

Chief Executive Officer

Elevation Oncology, Inc.

888 Seventh Ave., 12th Floor

New York, New York 10106

(716) 371-1125

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Effie Toshav, Esq.

Robert A. Freedman, Esq.

Ryan Mitteness, Esq.

Fenwick & West LLP

555 California Street

San Francisco, California 94104

(415) 875-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ⌧	Smaller reporting company ⌧
Emerging growth company ⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Elevation Oncology, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register (a) 1,160,296 additional shares of common stock available for issuance under the Registrant’s 2021 Equity Incentive Plan (“2021 EIP”), pursuant to the provision of the 2021 EIP providing for an annual 5% automatic increase in the number of shares reserved for issuance and (b) 232,059 additional shares of common stock available for issuance under the Registrant’s 2021 Employee Stock Purchase Plan (“ESPP”), pursuant to the provision of the 2021 ESPP providing for an annual 1% automatic increase in the number of shares reserved for issuance.

In accordance with General Instruction E of Form S-8, and only with respect to the common stock issuable under the 2021 EIP and 2021 ESPP, this Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statement on Form S-8 filed with the Commission on June 25, 2021 (Registration No. 333-257377), to the extent not superseded hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Commission on March 3, 2022 pursuant to Section 13 of the Exchange Act;
(b)	the Registrant’s Current Report on Form 8-K filed with the Commission on January 21, 2022;
(c)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K referred to in (a) above; and
(d)

the description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A (File No. 001-40523) filed on June 21, 2021 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8.Exhibits.

The following exhibits are filed herewith:

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

3.1	Restated Certificate of Incorporation	10-Q	001-40523	3.1	8/12/2021
3.2	Restated Bylaws	10-Q	001-40523	3.2	8/12/2021
4.1	Form of Common Stock Certificate	S-1/A	333-256787	4.1	6/21/2021
5.1	Opinion of Fenwick & West LLP					X

23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)					X

23.2	Consent of CohnReznick LLP, Independent Registered Public Accounting Firm					X

24.1	Power of Attorney (included on the signature page to this Registration Statement)					X

99.2	2021 Equity Incentive Plan and forms of award agreements thereunder	S-1/A	333-256787	10.3	6/21/2021

99.3	2021 Employee Stock Purchase Plan and forms of award agreements thereunder	S-1/A	333-256787	10.4	6/21/2021
107.1	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 3rd day of March, 2022.

ELEVATION ONCOLOGY, INC.

By:	/s/ Shawn Leland
Shawn Leland, Pharm.D., R.Ph.
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Shawn Leland, Pharm.D., R.Ph. and Joseph Ferra, and each one of them, as his or her true and lawful attorneys-in-fact, proxies and agents, each with full power of substitution and resubstitution and full power to act without the other, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, proxies and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxies and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Shawn Leland Shawn Leland, Pharm.D., R.Ph.	President, Chief Executive Officer and Director (Principal Executive Officer)	March 3, 2022

/s/ Joseph J. Ferra, Jr. Joseph J. Ferra, Jr.	Chief Financial Officer and Corporate Secretary (Principal Financial and Accounting Officer)	March 3, 2022

/s/ Steven A. Elms Steven A. Elms	Director	March 3, 2022

/s/ R. Michael Carruthers R. Michael Carruthers	Director	March 3, 2022
/s/ Timothy Clackson Timothy Clackson, Ph.D.	Director	March 3, 2022
/s/ Lori Hu Lori Hu	Director	March 3, 2022
/s/ Colin Walsh Colin Walsh, Ph.D.	Director	March 3, 2022